CellCyte Genetics Corporation

CEO Award Agreement

          This CEO Award Agreement (the "Agreement") is entered into as of June 1, 2007 (the "Effective Date"), by and between CellCyte Genetics Corporation, a Nevada corporation (the "Company"), and Gary A. Reys (the "CEO"). The purpose of this Agreement is (1) to define the required staff, physical plant, equipment and financing required to execute the Company's business plan and (2) to specify the how incentive compensation payments (each an "Award") shall be calculated for the CEO's satisfactory implementation of the foregoing elements of the Company's Business Plan.

          1.     Plan Requirements: The following categories of achievement, as specified by the Company's Business Plan (the "Plan"; as initially presented in Exhibit A), as amended from time to time, shall be in place in sufficient form and magnitude to satisfactorily perform all of the activities required by the Company's Plan:

(a)   Staffing - 30 Points;

(b)   Facilities - 20 Points;

(c)   Equipment - 10 Points;

(d)   Financing - 15 Points; and

(e)   Schedule - 25 Points.

          2.     Performance Assessment Process

                         (a)   Authority: The Company's Board of Directors (the "Board") or, in the Board's sole and absolute discretion, the Company's Compensation Committee as directed by the Board from time to time (and herein, collectively, the Board), in its sole and absolute discretion, will make an independent assessment of the CEO's performance relative to the Plan.

                         (b)   Methodology: The Board shall compare each of the categories of assessment stated above with the Plan requirements and assign points for each category (each case a "Score"); in each case reflecting upon the degree to which each component was satisfactorily implemented (ranging from 0 points for failing to meet any of the category's requirements to up to a total of 30 points for meeting all of the category's requirements).

                         (c)   Score: The Score to be used in determining the actual Award, from time to time (the "Actual Award"), is calculated by adding the individual points for each of the five categories.

          3.     Award Calculation: The target Award at this time and under this Agreement has been determined by the Company, in consultation with the CEO, to be $750,000 payable in cash (the "Target Award"). In this respect the Actual Award to be provided will be calculated by multiplying the Target Award by the percentage of which the determined Score, from time to time, is of 100 (that being the maximum Score available in aggregate for all five above categories under the fully completed Plan).

          4.     Award Date: As soon as practical following the completion of each stage of the Plan, or at such other time or phase of the Plan as the Board may determine to review, in its sole and absolute discretion, the Board shall meet to make an assessment and determine and authorize the payment of all or any portion of an Actual Award to the CEO hereunder.

          5.     Assignment: This Agreement will be binding upon and inure to the benefit of the heirs, executors and legal representatives of the CEO, upon the CEO's death, and any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of the CEO to receive any Actual Award pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of the CEO's right to an Award will be null and void.

          6.     Notices: All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given: (i) on the date of delivery if delivered personally; (ii) one business day after being sent by a well established commercial overnight service; or (iii) four business days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

The Board of Directors
CellCyte Genetics Corporation; and

If to the CEO:

Gary A. Reys
1815 East Lancaster
Freeland, WA 98249

          7.     Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

          8.     Arbitration

                         (a)   General: In consideration of the CEO's service to the Company, its promise to arbitrate all employment related disputes and the CEO's receipt of the compensation, pay raises and other benefits payable to the CEO by the Company, at present and in the future, the CEO agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from the CEO's service to the Company under this Agreement or otherwise or the termination of CEO's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in Revised Code of Washington ("RCW"), Sections 11.96A.260 through 11.96A.320 (the "Rules"), and pursuant to Washington State law. The CEO further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with the CEO.

                         (b)   Procedure: The CEO agrees that any arbitration will be administered by the American Arbitration Association ( the "AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes. The CEO agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The CEO agrees that the arbitrator shall issue a written decision on the merits. The CEO also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. The CEO understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that the CEO shall pay the first $200.00 of any filing fees associated with any arbitration that the CEO initiates. The CEO agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that, to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

                         (c)   Remedy: Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between the CEO and the Company. Accordingly, and except as provided for by the Rules, neither the CEO nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

                         (d)   Availability of Injunctive Relief: In addition to the right under the Rules to petition a court for provisional relief, the CEO agrees that any party may also petition a court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidential Information Agreement or any other agreement regarding trade secrets, confidential information, non-solicitation or RCW Section 49.44.140. In the event that either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

                         (e)   Administrative Relief: The CEO understands that this Agreement does not prohibit the CEO from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude the CEO from pursuing court action regarding any such claim.

                         (f)   Voluntary Nature of Agreement: The CEO acknowledges and agrees that the CEO is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. The CEO further acknowledges and agrees that the CEO has carefully read this Agreement and that the CEO has asked any questions needed for the CEO to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that the CEO IS WAIVING THE CEO'S RIGHT TO A JURY TRIAL. Finally, the CEO agrees that the CEO has been provided an opportunity to seek the advice of an attorney of the CEO's choice before signing this Agreement.

          9.     Integration This Agreement, together with the Confidential Information Agreement and any other compensation agreement entered into as a consequence of this Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

          10.    Tax Withholding All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

          11.    Governing Law This Agreement will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions).

          12.    Acknowledgment The CEO acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:
CellCyte Genetics Corporation

By: /s/ "Ronald Berninger"         Date: June 1, 2007

Title: EVP/Chief Scientific Officer

CEO:

/s/ " Gary A. Reys"              Date: June 1, 2007
Gary A. Reys